Exhibit 99.4

CONSULTING AGREEMENT

Amended and Restated as of November 17, 2002

Effective December 3, 2001, except where otherwise noted, Richard Lowenthal (“Consultant”) and Pipal Systems, Inc. (“Company”) agree as follows:

1. Services and Payment. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A.

2. Ownership; Rights; Proprietary Information; Publicity

a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and in Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

b. Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) Consultant develops, learns or obtains in connection with Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Consultant will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination and as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

c. As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing Services (i) and for one year thereafter, Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Without limiting the foregoing, Consultant may perform services for other persons only if that such services do not represent a conflict of interest or a breach of Consultant’s obligation under this Agreement or otherwise.

d. To the extent allowed by law, Section 2.a includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person provides any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.

e. If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3. Warranty. Consultant warrants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); and (iii) Consultant has the full right to allow it to provide the Company with the assignments and rights provided for herein.

4. Termination. If either party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon 10 days’ notice unless the breach is cured within the notice period. Consultant may terminate this agreement at any time with or without cause upon 15 days notice. Company also may terminate this Agreement at any time, with or without cause, upon 15 days’ notice, but, if (and only if) without cause, Company shall upon termination pay Consultant all unpaid amounts due for Services completed prior to termination. Sections 2 (subject to the limitations on Section 2.c stated therein) through 9 of this

Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate such obligations to any other (or potential) client or employer of Consultant.

5. Relationship of the Parties; Independent Contractor; No Employee Benefits. Notwithstanding any provision hereof, Consultant is an independent contractor and not as an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind the Company to any contract. Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved but shall be solely responsible for the manner and hours in which Services are performed under this Agreement. Consultant shall not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensations, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant agrees to indemnify Company from any and all claims, damages, liability, settlement, attorney’s fees and expenses, as incurred, on account of the foregoing or any breach of this agreement or any other action or inaction of Consultant. If Consultant is a corporation, it will ensure that its employees and agents are bound in writing to Consultant’s obligations under this Agreement.

6. Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may assign its rights and obligations under this agreement in whole or part.

7. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

8. Miscellaneous. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

9. Arbitration. Any controversy or claim (except those regarding Inventions, Proprietary Information or intellectual property) arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided however that each party will have a right to seek injunctive or other equitable relief in a court of law. The prevailing party will be entitled to receive from the nonprevailing party all costs, damages and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) to have prevailed on the major disputed issues. The Consultant hereby consents to the arbitration in the State of California in the county of Santa Clara.

/s/ Lowenthal Consulting (Consultant)		/s/ Pipal Systems (Company)

By	/s/ Richard Lowenthal	By	/s/ Praveen K. Mandel, CEO
	Richard Lowenthal, Principal 21602 Villa Maria Ct, Cupertino, CA 95014 Printed (Name, Title and Address)		Praveen K. Mandel, CEO Printed (Name, Title and Address)

EXHIBIT A

SERVICES (IF THE SERVICES ARE FOR A FIXED TERM, STATE IT HERE:                                     ;

IF NO FIXED TERM IS STATED THE TERM WILL CONTINUE UNTIL THE SERVICES ARE COMPLETED OR THE AGREEMENT IS TERMINATED UNDER SECTION 4, WHICHEVER OCCURS FIRST)    DESCRIBE SERVICES:    Consultant shall (i) perform management consulting services for the Company in the areas mutually agreed by Consultant and the Company’s Chief Executive Officer and (ii) serve as a member of the Company’s Founding Team.

FEES/EXPENSES (APPLICABLE ONLY WHERE CHECKED AND COMPLETED)

X    Fee of $100,000 payable in a lump sum on December 31, 2002, regardless whether Consultant is performing services under this Agreement on that date. This provision is effective as of November 17, 2002.

       Hourly fee of $                     (exclusive of travel time; payable monthly in arrears 10 days after invoice detailing hours), not to exceed $                 per month.

       Expense reimbursement (even if this item is checked, and therefore applicable, reimbursement is (1) limited to required, reasonable telephone expenses and long distance coach class (or equivalent) travel (transportation, lodging and meals) authorized in writing by company in advance, and (2) payable only      days after itemized invoice and delivery of receipts).

STOCK OPTIONS Subject to the approval of the Company’s Board of Directors and the terms and conditions of the Company’s 2001 Stock Plan (the “Plan”) and the applicable stock option agreement, the Consultant shall be granted a nonstatutory stock option to purchase the number of shares of the Company’s Common Stock (as currently constituted) indicated below (if any) (the “Option Shares”). The exercise price per share shall be equal to the fair market value per share on the date the option is granted. The Option Shares shall be subject to vesting as specified in the stock option agreement.

Number of shares: 15,000

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